Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the attached Schedule 13G dated October 9, 2019 relating to the Common Stock, par value $0.0001 per share, of Syndax Therapeutics, Inc. shall be filed on behalf of the undersigned.

Dated: October 9, 2019

AI LIFE SCIENCES INVESTMENTS LLC
By: AI LSI Management, LLC, Its Managing Member By: Access Industries Management, LLC Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title
AI LSI-SPV LLC

By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title
ACCESS INDUSTRIES HOLDINGS LLC

By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title
ACCESS INDUSTRIES HOLDINGS (BVI) L.P.

By: Access Industries, Inc., Its General Partner

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES, LLC
By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*

The undersigned, by signing his name hereto, executes this Joint Filing Agreement pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik (as filed with the Securities and Exchange Commission on February 13, 2015).

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Attorney-in-Fact